Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Eli Lilly and Company, an Indiana corporation (the “Company”), hereby constitutes and appoints John C. Lechleiter, Robert A. Armitage, and James B. Lootens and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute any and all amendments to the Registration Statement on Form S-8, filed by the Company on February 24, 2011, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 30th day of April, 2012.

Signature	Title

/s/ John C. Lechleiter	Chairman of the Board, President, Chief Executive Officer,
John C. Lechleiter, Ph.D.	and a Director (principal executive officer)

/s/ Derica W. Rice	Executive Vice President, Global Services, and Chief
Derica W. Rice	Financial Officer (principal financial officer)

/s/ Arnold C. Hanish	Vice President, Finance, and Chief Accounting Officer
Arnold C. Hanish	(principal accounting officer)

/s/ Ralph Alvarez	Director
Ralph Alvarez

/s/ Katherine Baicker	Director
Katherine Baicker, Ph.D.

/s/ Sir Winfried Bischoff	Director
Sir Winfried Bischoff

/s/ Michael L. Eskew	Director
Michael L. Eskew

/s/ J. Erik Fyrwald	Director
J. Erik Fyrwald

/s/ Alfred G. Gilman	Director
Alfred G. Gilman, M.D., Ph.D.

/s/ R. David Hoover	Director
R. David Hoover

/s/ Karen N. Horn	Director
Karen N. Horn, Ph.D.

/s/ Ellen R. Marram	Director
Ellen R. Marram

/s/ Douglas R. Oberhelman	Director
Douglas R. Oberhelman

/s/ Franklyn G. Prendergast	Director
Franklyn G. Prendergast, M.D., Ph.D.

/s/ Kathi P. Seifert	Director
Kathi P. Seifert